                                                                       Exhibit 1

                      EASTERN ENVIRONMENTAL SERVICES, INC.

                              7,500,000 Shares/1/
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                    May 20, 1998

Salomon Smith Barney
Smith Barney Inc.
CIBC Oppenheimer Corp.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Pacific Growth Equities, Inc.
  As Representatives of the several Underwriters
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

     Eastern Environmental Services, Inc., a Delaware corporation ("EESI"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 7,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of EESI and the persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to the several Underwriters 500,000 shares of Common Stock (said shares to be issued and sold by EESI and shares to be sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"). EESI also proposes to grant to the Underwriters an option to purchase up to 1,125,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall
-------------------------------
/1/ Plus an option to purchase from EESI, up to 1,125,000 additional Securities to cover over-allotments.

mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. Certain terms used herein are defined in Section 17 hereof.

     EESI and the Selling Stockholders wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Securities by the Underwriters.

     1.   Representations and Warranties.  (A) EESI represents and warrants to,
          -------------------------------
and agrees with, each Underwriter as set forth below in this Section 1:

          (a) EESI has filed with the Commission a registration statement on Form S-3 (No. 333-49613) for the registration of the shares of Common Stock, shares of preferred stock, debt securities, shares of preferred stock represented by depositary shares and warrants for the purchase of Common Stock, preferred stock and debt securities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the Securities Act, and EESI has filed such amendment or amendments thereto as may have been required prior to the execution of this Agreement. The registration statement (as amended, if applicable) has been declared effective by the Commission. The registration statement and the prospectus (including each prospectus supplement) constituting a part thereof provided by EESI to the Underwriters for use in connection with the offering and sale of the Securities (including, in each case, all Incorporated Documents (as hereinafter defined) and any information deemed to be a part thereof pursuant to Rule 430A(b) of the Securities Act), as from time to time amended or supplemented pursuant to the Securities Act or otherwise, are hereinafter collectively referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by EESI for use in connection with the offering and sale of the Securities that differs from the prospectus on file at the Commission (whether or not such revised prospectus is required to be filed by EESI pursuant to Rule 424(b) of the Securities Act), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use; and except further that a prospectus supplement shall be deemed to have supplemented a prospectus only to the extent that it relates to, and only with respect to, the offering and sale of the Securities. All references in this Agreement to financial statements and schedules and other information that are "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the

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"Exchange Act"), that is or is deemed to be incorporated by reference in the
Registration Statement or the Prospectus, as the case may be.

          (b) The Prospectus, as of the date it was first provided to the Underwriters for use in connection with the offering and sale of the Securities did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to EESI in writing by or on behalf of any Underwriter expressly for use therein.

          (c) EESI and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The Registration Statement, at the time the Registration Statement became effective, complied, and as of the date hereof complies, in all material respects with the requirements of the Securities Act. The Registration Statement, at the time the Registration Statement became effective, did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents"), at the time they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed will, when they are filed, comply with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the date hereof, did not and do not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further document, when it was filed, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) EESI has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of EESI have been duly authorized and validly issued, fully paid and nonassessable by EESI and free of and not issued in violation of any preemptive or similar rights; the Securities to be issued and sold by EESI have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable by EESI and will be free of and will not have been issued in violation of any

                                      -3-
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preemptive or other similar rights. Except as described in the Prospectus, (a)
there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue any shares of, capital stock of EESI or any security convertible into or exchangeable or exercisable for capital stock of EESI, and (b) there is no holder of any securities of EESI or any other person who has the right, contractual or otherwise, to cause EESI to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Securities. The capital stock of EESI conforms to the description thereof in the Registration Statement and the Prospectus.

          (f) EESI is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and its Subsidiaries (as hereinafter defined) taken as a whole.

          (g) All of EESI's subsidiaries, other than those which are inactive, have no business or operations of any kind, have no assets, have no value, or nominal value, for tax and accounting purposes and would be permitted to be omitted from any list of subsidiaries pursuant to Item 601(b)(21)(ii) of Regulation S-K (collectively, the "Subsidiaries"), are identified on Schedule V and VI hereto. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; except as described in the Registration Statement and Prospectus, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by EESI free and clear of any lien, adverse claim, security interest, equity, voting agreement or other encumbrance. Other than with respect to the Subsidiaries or as described in or contemplated by the disclosure in the Prospectus, EESI does not have, directly or indirectly, any ownership interest or agreement or agreement in principle to acquire any ownership interest in any corporation, partnership, joint venture, association or other business organization.

          (h) Each company whose stock or assets (and each operation or asset which) is proposed to be acquired by EESI pursuant to a signed, definitive acquisition agreement on the date hereof and is listed on Schedule IV hereto is hereinafter referred to as a "Designated Acquiree." Each acquisition agreement to which EESI is a party on the date hereof relating to a

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Designated Acquiree are hereinafter collectively referred to as the "Acquisition
Agreements". The execution and delivery of, and the performance by EESI of its obligations under, each of the Acquisition Agreements have been duly and validly authorized by EESI and each Acquisition Agreement has been duly authorized, executed and delivered by EESI and, to the knowledge of EESI, constitutes the legal, valid and binding agreement of each other party thereto, enforceable against each such party in accordance with its terms, except as the enforceability thereof may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganizations, moratorium or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity of at law).

          (i) There is no legal or governmental proceeding pending, or to the knowledge of EESI threatened, against EESI, any of the Subsidiaries or, to the knowledge of EESI, any of the Designated Acquirees, or to which EESI, any of the Subsidiaries or, to the knowledge of EESI, any of the Designated Acquirees, or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not described as required; and there is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or in any Incorporated Document or the Prospectus, or to be filed as an exhibit to the Registration Statement or to any Incorporated Document, that is not described or filed as required by the Securities Act or the Exchange Act.

          (j) Neither EESI nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any statute, law, ordinance, administrative or governmental rule or regulation applicable to EESI or any of the Subsidiaries or of any judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over EESI or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which EESI or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

          (k) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by EESI nor the consummation by EESI of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute as of the date hereof and on each Closing Date (as defined in Section 3) a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of EESI or any of the Subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute as of

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the date hereof and on each Closing Date a breach of, or a default under, any agreement, indenture, lease or other instrument to which EESI or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate as of the date hereof and on each Closing Date any statute, law, regulation or filing or judgment, injunction, order or decree applicable to EESI or any of the Subsidiaries or any of their respective properties, or as of the date hereof and on each Closing Date will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EESI or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (l) Each of the accounting firms which have certified or will certify any of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act.

          (m) The historical consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus and the supplemental consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position, results of operations, stockholders' equity (and deficit) and cash flows of EESI and its consolidated Subsidiaries or of one or more businesses acquired or to be acquired by EESI, as the case may be, on the basis stated in the Registration Statement and in such Incorporated Document at the respective dates or for the respective periods to which they apply. All such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the summary and selected (historical and supplemental) consolidated financial and statistical information and data included in the Registration Statement and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of EESI and its Subsidiaries. The pro forma consolidated financial statements of EESI and its consolidated Subsidiaries, together with the related schedules and notes, as set forth in and incorporated in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein and, in the opinion of EESI, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein, and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of EESI and the Subsidiaries. As stated in the Prospectus, EESI has agreed to change its fiscal year end from June 30 to December 31.

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          (n) The execution and delivery of, and the performance by EESI of its obligations under, this Agreement have been duly and validly authorized by EESI, and this Agreement has been duly executed and delivered by EESI and constitutes the valid and legally binding agreement of EESI, enforceable against EESI in accordance with its terms, except that (i) such enforceability may be subject to the effect of any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting the creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) rights to indemnity and contribution hereunder may be limited by federal or state securities laws and principles of public policy.

          (o) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither EESI nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to EESI and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of EESI or any of the Subsidiaries or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole.

          (p) Each of EESI and the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or which are not material to EESI and/or the applicable Subsidiary, and all the property described in the Prospectus as being held under lease by EESI or any Subsidiary is held by EESI or such Subsidiary under valid, subsisting and enforceable leases.

          (q) EESI has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

          (r) EESI and each of the Subsidiaries has all such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole; EESI and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice

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or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to EESI or any of the Subsidiaries.

          (s) EESI maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) Neither EESI nor any of its Subsidiaries nor any employee or agent of EESI or any of its Subsidiaries has made any payment of funds of EESI or of any of the Subsidiaries or received or retained any funds in violation of any statute, law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (u) EESI and each of the Subsidiaries have filed in a timely manner all tax returns required to be filed with any taxing authority, which returns are complete and correct and, to the best knowledge of EESI, are not the subject of any audit proceedings, and neither EESI nor any of the Subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (v) EESI and each of the Subsidiaries, and (to the knowledge of EESI) each of the Designated Acquirees, has conducted their respective businesses in compliance with all applicable federal, state, provincial, foreign and local laws, regulations, orders, codes and common law including, without limitation, those promulgated under the Resource Conservation and Recovery Act of 1976 ("RCRA"), including the Subtitle D Regulations, the Federal Water Pollution Control Act of 1972 (the "Clean Water Act"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, and the Occupational Safety and Health Act ("OSHA") and those laws, regulations, orders, codes and common law applicable to protection of the environment, waste management and waste disposal, health and safety (collectively, "Environmental Laws") and, to the knowledge of EESI, under current law there are no existing circumstances that would prevent, interfere with, or materially increase the cost of EESI's or of any of the Subsidiaries' compliance with RCRA, the Subtitle D Regulations, the Clean Water Act, CERCLA, OSHA or any other Environmental Laws in the future, except for any lack of compliance or the existence of any such circumstance as would not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole.

          (w) Except as set forth in the Registration Statement and the Prospectus, there is no claim under any of Environmental Law, including common law (an "Environmental Claim"), pending or, to the knowledge of EESI, threatened against EESI or any of the Subsidiaries, and, to the knowledge of EESI, no Environmental Claim is pending or threatened against any of the Designated Acquirees that could have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries, taken as a whole and, to the knowledge of EESI, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that could reasonably be expected to form the basis of any such claim against EESI, any of the Subsidiaries or any of the Designated Acquirees.

          (x) (i) EESI and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring EESI or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) EESI and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) there are no claims by EESI or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

          (y) Each holder of a security of EESI that has any right to require registration of shares of Common Stock or any other security of EESI because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement has been notified of EESI's intent to file the Registration Statement with the Commission and has agreed in writing to waive such holder's registration rights with respect to the public offering contemplated hereby.

          (z) EESI and the Subsidiaries own or possess valid and enforceable rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or material to the conduct of their respective businesses, and EESI is not aware of any claim to the contrary or any challenge by any other person or entity to the rights of EESI and the Subsidiaries with respect to the foregoing or of any infringement by any other person or entity with respect to the foregoing.

          (aa) EESI is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (bb) The Securities have been approved for quotation, upon notice of issuance, on the Nasdaq National Market.

          (cc) EESI is in compliance with the Commission's Staff Legal Bulletin No. 5 dated January 12, 1998 related to Year 2000 compliance.

          Any certificate signed by an officer of EESI and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by EESI, as to matters covered thereby, to each Underwriter.

     (B) Each Selling Stockholder severally represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(B):

          (a) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

          (b) Such Selling Stockholder is a limited partnership duly formed and validly existing under the laws of the respective jurisdictions of their formation; such Selling Stockholder has the full power and authority to execute, deliver and perform its obligations under this Agreement; and the execution and delivery of, and the performance by such Selling Stockholder of its obligations under this Agreement has been duly and validly authorized by such Selling Stockholder, and this Agreement has been duly executed and delivered by such Selling Stockholder.

          (c) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of EESI to facilitate the sale or resale of the Securities.

          (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (e) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws

(or similar organizational documents) of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

          (f) Such Selling Stockholder has no reason to believe that the representations and warranties of EESI contained in Section 1 are not true and correct in any material respect, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus which has adversely affected or may adversely affect the business of EESI or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning EESI or any of its subsidiaries which is not set forth in the Prospectus.

          (g) In respect of any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to EESI by the Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as EESI makes to such Underwriter under paragraphs (b) and (c) of Section 1(A) of this Agreement.

          Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     2.   Purchase and Sale.    (a)  Subject to the terms and conditions and in
          ------------------
reliance upon the representations and warranties herein set forth, each of EESI and each of the Selling Stockholders agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from EESI and each of the Selling Stockholders, at a purchase price of $25.115 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, EESI hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,125,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written or telegraphic notice by the Representatives to EESI setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by EESI, and payment therefor to EESI, shall be made as provided in
Section 3 hereof.

The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3.   Delivery and Payment.  Delivery of and payment for the Underwritten
          ---------------------
Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May 27, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, EESI and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date").
Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by EESI and each of the Selling Stockholders to or upon the order of EESI and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by EESI and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, EESI will deliver the Option Securities (at the expense of EESI) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of EESI by wire transfer payable in same-day funds to an account specified by EESI. If settlement for the Option Securities occurs after the Closing Date, EESI will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

     4.   Offering by Underwriters.  It is understood that the several
          -------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.   Agreements.  (A) EESI agrees with the several Underwriters that:
          -----------

          (a) EESI has prepared a prospectus supplement setting forth the number of Securities covered thereby and their terms not otherwise specified in the Prospectus included in the Registration Statement, the names of the Underwriters and the number of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from EESI, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and EESI deem appropriate; and EESI will promptly transmit copies of the Prospectus and the prospectus supplement to the Commission for filing pursuant to Rule 424(b) of the Securities Act and will furnish to the Underwriters named therein as many copies of the Prospectus (including each prospectus supplement) as the Representatives shall reasonably request.

          (b) If, at the time the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Securities Act, any information shall have been omitted therefrom in reliance upon Rule 430A of the Securities Act, then immediately following the execution of this Agreement, EESI will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the Securities Act, a copy of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted. If required, EESI will prepare and file or transmit for filing a Rule 462(b) Registration Statement not later than the date of execution of this Agreement. If a Rule 462(b) Registration Statement is filed, EESI shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the Securities Act.

          (c) Prior to the termination of the offering of the Securities, EESI will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement, or file any document which, upon filing, becomes an Incorporated Document, unless EESI has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or document to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), EESI will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.
EESI will promptly advise the Representatives (1) of the effectiveness of any amendment to the Registration Statement, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any prospectus supplement or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (6) of the receipt by EESI of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. EESI will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or the rules thereunder, EESI promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to paragraph (c) of this Section 5, an amendment, supplement or Incorporated Document which will correct such statement or omission or effect such compliance; and (3) supply any such documents to you in such quantities as you may reasonably request.

          (e) As soon as practicable, EESI will make generally available to its security holders and to each Representative an earnings statement or statements of EESI and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (f) EESI will furnish to each Representative and counsel for the Underwriters one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), such number of copies of the Incorporated Documents (without exhibits thereto) as the Representatives may reasonably request, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (g) EESI will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall
                                                 --------
EESI be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (h) Except as provided in this Agreement, EESI will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or any securities convertible into or exercisable or exchangeable for

Common Stock, for a period of 120 days after the date hereof (the "120-Day Lock-Up Period"), without the prior written consent of Smith Barney Inc., except that EESI may (i) issue shares of Common Stock ("Acquisition Shares") in connection with additional acquisitions by EESI, other than shares of Common Stock issued pursuant to EESI's Acquisition Shelf (as defined in the Prospectus) unless the purchaser of such Acquisition Shares under the Acquisition Shelf agrees to be bound by a lock-up letter in the same form as those being delivered to you pursuant to paragraph (i) below pursuant to which such purchaser agrees with EESI not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such shares at any time before the expiration of such 120-day period and that the certificates evidencing such shares shall bear a legend to such effect, (ii) grant options and/or warrants to purchase shares of Common Stock in connection with additional acquisitions that are exercisable no earlier than the expiration of the 120-Day Lock-up Period and (iii) issue shares of Common Stock pursuant to the exercise of options outstanding on the date hereof under EESI's 1987 Stock Option Plan, 1991 Stock Option Plan, 1996 Stock Option Plan and 1997 Stock Option Plan and warrants outstanding on the date hereof. EESI further agrees for the express benefit of the Underwriters that, during the 120-Day Lock-Up Period, it will not, without the prior written consent of Smith Barney Inc., waive any provision of any acquisition or related agreement imposing restrictions on the transfer or other disposition of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock and will take reasonable steps to cause its transfer agent to enforce any such provision so as to limit the transfer or other disposition of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 120-Day Lock-Up Period.

          (i) EESI has furnished or will furnish to you "lock-up" letters of each of its executive officers (except for Ronald Pirollo) and directors and certain stockholders identified by you in the respective forms heretofore delivered to you and approved by you for the lock-up periods set forth in the letter from Smith Barney Inc. to EESI dated May 20, 1998.

          (j) EESI will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of EESI to facilitate the sale or resale of the Securities.

          (k) EESI and the Selling Stockholders (in proportion to the number of Securities being offered by each of them) agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities;
(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of EESI representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of EESI's accountants and the fees and expenses of its counsel (including local and special counsel for EESI and the Selling Stockholders); and
(x) all other costs and expenses incident to the performance by EESI and the Selling Stockholders of their respective obligations hereunder.

     (B) Each Selling Stockholder agrees with the several Underwriters that:

     (a) Such Selling Stockholder will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock (except for the Securities to be sold by such Selling Stockholder pursuant to this Agreement), or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 120 days after the date of this Agreement without prior written consent of Smith Barney Inc., except that such Selling Stockholder may make gifts of such securities to members of such Selling Stockholder's "immediate family" (as such term is defined under Item 404 of Regulation S-K under the Securities Act) or transfer such securities to one or more trusts established for the benefit of members of such Selling Stockholder's immediately family; provided, that any
                                                          --------
such transferee agrees in writing to be bound by the terms hereof.

     (b) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of EESI to facilitate the sale or resale of the Securities.

     (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in EESI's condition (financial or otherwise), prospects, earnings, business or properties, which comes to the attention of such Selling Stockholder, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder or (iii) any new material information relating to EESI or relating to any matter stated in the Prospectus which comes to the attention of such Selling Stockholder.

     (d) Such Selling Stockholder will comply with the agreement contained in
Section 5(A)(k).

     6.   Conditions to the Obligations of the Underwriters.  The obligations of
          --------------------------------------------------
the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of EESI and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of EESI and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by EESI and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and any amendment to the Registration Statement shall have become effective; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) EESI shall have furnished to the Representatives an opinion of Drinker Biddle & Reath LLP, counsel for EESI, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) EESI is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and EESI is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole;

          (ii) Each of the Delaware, New Jersey and Pennsylvania Subsidiaries identified in Schedule V hereto (collectively, the "Schedule V Subsidiaries") is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole; and all the outstanding shares of capital stock of each of the Schedule V Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all of the outstanding shares of capital stock of each of the subsidiaries are owned of record by EESI, free and clear of any perfected security interest, lien, adverse claim, equity or other encumbrance;

          (iii) The authorized and actual outstanding capital stock of EESI at March 31, 1998 is as set forth under the caption "Capitalization" in the prospectus supplement (dated May 20, 1998); and the authorized capital stock of EESI conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

          (iv) All the shares of capital stock of EESI outstanding (including the Securities being sold hereunder by the Selling Stockholders) prior to the issuance of the Securities to be issued and sold by EESI hereunder have been duly authorized and validly issued by EESI, and are fully paid and nonassessable by EESI and were not issued in violation of any statutory preemptive or, to such counsel's knowledge, other similar rights of any holder of EESI's capital stock;

          (v) The Securities to be issued and sold to the Underwriters by EESI hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable by EESI and will not have been issued in violation of any statutory preemptive or, to the knowledge of such counsel, other similar rights that entitle or will entitle any person to acquire any shares upon the issuance thereof by EESI. To the knowledge of such counsel, no holders of capital stock of EESI are entitled to have such securities registered under the Registration Statement which rights have not been waived;

          (vi) The form of certificates for the Securities conforms to the requirements of the Delaware General Corporation Law;

          (vii) Any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (viii) EESI has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to be sold by it to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by EESI and is a valid, legal and binding agreement of EESI, enforceable against EESI in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that enforceability of EESI's obligations hereunder may be limited by any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting the creditors' rights generally and by general principles of equity (for purposes of the opinion set forth in this paragraph (viii) only, such counsel may assume that the provisions of Pennsylvania law are the same as those of New York law);

          (ix) Neither the issuance, offer, sale or delivery of the Securities by EESI, the execution, delivery or performance of this Agreement by EESI, compliance by EESI with the provisions hereof, nor consummation by EESI of the transactions contemplated hereby conflicts with or constitutes a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of EESI or of any of the Schedule V Subsidiaries, nor (assuming compliance with all applicable state or foreign securities and Blue Sky laws) will any such action result in any violation of any existing federal, New Jersey or Pennsylvania statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to EESI or to the Subsidiaries, or to any of their respective properties, or in any violation of any provision of the Delaware General Corporation Law;

          (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of EESI (except as have been obtained under the Securities Act and the Exchange Act or such as may be required under state or foreign securities or Blue Sky laws governing the purchase and distribution of the Securities) for the valid issuance and sale of the Securities to the Underwriters as contemplated by this Agreement;

          (xi) The Registration Statement, at the time it became effective, as of the date hereof and as of the Closing Date, and the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act; and each of the Incorporated Documents, as amended (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act;

          (xii) (A) To the knowledge of such counsel, other than as described in the Prospectus, there are no legal or governmental proceedings pending or threatened against EESI or any of the Subsidiaries, or to which EESI or any of the Subsidiaries, or any of their property, is subject which are required to be described in the Registration Statement or Prospectus and (B) there are no agreements, contracts, indentures, leases or other instruments known to such counsel that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to an Incorporated Document, as the case may be, that are not described or filed as required;

          (xiii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements, instruments or other legal documents, or refer to statements of law or legal conclusions, are accurate summaries thereof and present fairly the information required to be shown in all material respects;

          (xiv) Upon delivery of the Securities being sold by EESI to the several Underwriters pursuant to this Agreement and payment therefor as contemplated herein, each Underwriter that has purchased such Securities in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code will acquire good title to such Securities, free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title;

          (xv) The Securities being sold by the Selling Stockholders are duly listed, admitted and authorized for trading on the NASDAQ National Market; and the Securities being sold by EESI, subject to official notice of issuance, have been approved for listing on the NASDAQ National Market; and

          (xvi) EESI is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, such counsel shall state that based on telephonic confirmation from the Commission on May 27, 1998, the Registration Statement and all post-effective amendments, if any, have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

     Such counsel shall also state that although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in conferences with officers and other representatives of EESI and its Subsidiaries, representatives of the independent public accountants of EESI and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were reviewed and discussed, and participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel that has caused such counsel to believe that the Registration Statement (including the Incorporated

Documents) at the time the Registration Statement became effective, or as of the date hereof, or the Prospectus, as of its date and as of the Closing Date (or any settlement date pursuant to Section 3 hereof), as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date (or any settlement date pursuant to Section 3 hereof), as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

          (c) You shall have received on the Closing Date, an opinion of Robert
M. Kramer & Associates, P.C. dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) EESI and each of the Subsidiaries, to the knowledge of such counsel, has full authority and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole, to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectus;

          (ii) Except as disclosed in the Prospectus, EESI owns of record, all the outstanding shares of capital stock of each of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance;

          (iii) None of EESI or any Subsidiary is in violation of its certificate or articles of incorporation or by-laws or other organizational documents or, to the knowledge of such counsel, in default in the performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, or other material agreement, lease or instrument, except as may be disclosed in the Prospectus;

          (iv) Neither the issuance, offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, compliance by EESI with the provisions hereof, nor consummation by EESI of the transactions contemplated hereby constitutes or will constitute a breach of, or a default under, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EESI or of any of the Subsidiaries pursuant to the terms of any material agreement, indenture, lease or other instrument to which EESI or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound which has been described in or filed as an exhibit to the Registration Statement or to an Incorporated Document, or is known to such counsel after due inquiry;

          (v) Other than as described or contemplated in the Prospectus, there are no material legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against EESI or any of the Subsidiaries, or to which EESI or any of the Subsidiaries or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus;

          (vi) To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

          (vii) To the knowledge of such counsel, neither EESI nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to EESI or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over EESI or any of the Subsidiaries, except as disclosed in the Prospectus;

          (viii) To the knowledge of such counsel, except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of EESI or any security convertible into or exchangeable or exercisable for capital stock of EESI; and

          (ix) Except as described in the Prospectus, there is no holder of any security of EESI or any other person who has the right, contractual or otherwise, to cause EESI to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities or the right to have any Common Stock or other securities of EESI included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of EESI, which right has not been waived.

          (d) You shall have received on the Closing Date, an opinion of each of
(i) Jackson & Kelly, (ii) Walton & Vance, (iii) Varnum Riddering Schmidt & Howlett LLP, (iv)

Sherrill & Roof L.L.P., (v) Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., (vi) Phillips Nizer Benjamin Krim & Ballon LLP and (vii) Lynowes and Blocher LLP, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

          (i) Each of the Subsidiaries identified opposite such counsel's name in Schedule VI hereto (collectively, the "Schedule VI Subsidiaries") is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of EESI and the Subsidiaries taken as a whole;

          (ii)  All the outstanding shares of capital stock of each of the
          Schedule VI Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned of record by EESI; and

          (iii) To such counsel's knowledge, none of the Schedule VI Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents.

          (e) The Selling Stockholders shall have furnished to the Representatives the opinion of Snell & Smith, A Professional Corporation, counsel for the Selling Stockholders, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) Each Selling Stockholder is a limited partnership duly formed and validly existing under the laws of the respective jurisdiction of its formation; each Selling Stockholder has the full power and authority to execute, deliver and perform its obligations under this Agreement;

          (ii) this Agreement has been duly authorized, executed and delivered by the Selling Stockholders, and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by such Selling Stockholder hereunder;

          (iii) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

          (iv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

          (v) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Selling Stockholder (or similar organizational documents) or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials. The opinion of such counsel may be limited to the federal law of the United States of America, the laws of the State of Texas, the Delaware Revised Uniform Limited Partnership Act, and the Delaware Limited Liability Company Act and may assume that the laws of any other applicable jurisdictions are the same as the laws of the State of Texas. The opinion of such counsel shall be rendered to the Underwriters at the request of EESI and shall so state therein.

          (f) The Representatives shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and EESI and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of EESI and shall so state therein.

          (g) EESI shall have furnished to the Representatives a certificate of EESI signed by the respective Chairman of the Board and the principal financial or accounting officer of EESI, dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement and the Prospectus and this Agreement and that:

          (i) the representations and warranties of EESI contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and EESI has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to EESI's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of EESI and its Subsidiaries, taken as whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (h) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by a Manager of the General Partner of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (i) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from each of (i) Ernst & Young LLP, (ii) Deloitte & Touche LLP,
(iii) Daniel P. Irwin & Associates P.C., (iv) BDO Seidman, LLP, (v) Bardall, Weintraub P.C., (vi) Boyer & Ritter, (vii) Paternostro, Callahan & DeFreitas, LLP and (viii) B.J. Klinger & Co., P.C., each of which are independent certified public accountants, substantially in the forms heretofore approved by you.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of EESI and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus.

          (k) At the Execution Time, EESI shall have furnished to you the "lock-up" letters described in Section 5(A)(i).

          (l) The Securities shall have been listed or approved for quotation upon notice of issuance on the NASDAQ National Market.

          (m) Prior to the Closing Date, EESI and the Selling Stockholders shall deliver to the Representatives on each Closing Date such opinions, certificates, letters and other documents as the Representatives shall reasonably request.
All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to EESI and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the offices of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, at 101 Park Avenue, New York, NY 10178, on the Closing Date.

     7.   Reimbursement of Underwriters' Expenses.  If the sale of the
          ----------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of EESI or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, EESI will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If EESI is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in
                                                              --- ----
proportion to the percentage of Securities to be sold by each shall reimburse EESI on demand for all amounts so paid.

     8.   Indemnification and Contribution.     (a)  EESI and each of the
          ---------------------------------
Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action except that EESI and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to EESI by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, however, that the indemnification contained in the paragraph (a) with
--------  -------
respect to any Prospectus (containing a preliminary prospectus supplement) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prospectus was corrected in the Prospectus (containing the final prospectus supplement), provided that EESI has delivered the Prospectus (containing the final prospectus supplement) to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which EESI or the Selling Stockholders may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless EESI, each of its directors, each of its officers who signs the Registration Statement, and each person who controls EESI within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to EESI by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. EESI and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page S-2 related to stabilization, syndicate covering transactions and penalty bids, and under the heading

"Underwriting", (i) the sentences related to concessions and reallowances and
(ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, EESI and the Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including reasonable legal or other expenses incurred in connection with investigating or defending same) (collectively "Losses") to which EESI, the Selling Stockholders, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by EESI and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as
            --------  -------
may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, EESI and the Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of EESI and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by EESI and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by EESI or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. EESI, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls EESI within the meaning of either the Securities Act or the Exchange Act, each officer of EESI who shall have signed the Registration Statement and each director of EESI shall have the same rights to contribution as EESI, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1(B) hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. EESI and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     9.   Default by an Underwriter.  If any one or more Underwriters shall fail
          --------------------------
to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or EESI. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to EESI, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10.  Termination.  This Agreement shall be subject to termination in the
          ------------
absolute discretion of the Representatives, by notice given to EESI prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in EESI's Common Stock shall have been suspended by the Commission or the NASDAQ National Market or trading in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or National Market, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

     11.  Representations and Indemnities to Survive.  The respective
          -------------------------------------------
agreements, representations, warranties, indemnities and other statements of EESI or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or EESI or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12.  Notices.  All communications hereunder will be in writing and
          --------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.:
(212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, with a copy mailed, delivered or telefaxed to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York, 10178-0060, (fax no. (212) 309-6273),
Attention: Stephen P. Farrell; or, if sent to EESI, will be mailed, delivered or telefaxed to 1000 Crawford Place, Mt. Laurel, New Jersey 08054, (fax no. (609) 231-1152), Attention: Robert M. Kramer, General Counsel, with a copy mailed, delivered or telefaxed to Drinker Biddle & Reath, LLP, 1100 Philadelphia National Bank Bldg, 1345 Chestnut Street, Philadelphia, PA 19107-3496, fax number (215) 988-2757, Attention: H. John Michel, Jr.; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

     13.  Successors.  This Agreement will inure to the benefit of and be
          -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14.  Applicable Law.  This Agreement will be governed by and construed in
          ---------------
accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15.  Counterparts.  This Agreement may be signed in one or more
          -------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16.  Headings.  The section headings used herein are for convenience only
          ---------
and shall not affect the construction hereof.

     17.  Definitions.  The terms which follow, when used in this Agreement,
          ------------
shall have the meanings indicated.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     "Commission" shall mean the Securities and Exchange Commission.

     "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

     "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

     "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc to the extent that either such party is a signatory to this Agreement.



                           [Signature page follows.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among EESI, each of the Selling Stockholders and the several Underwriters.

                              Very truly yours,

                              EASTERN ENVIRONMENTAL SERVICES, INC.

                                   /s/ Louis D. Paolino, Jr.
                              By:___________________________________
                                  Louis D. Paolino, Jr
                                  Chairman of the Board, President
                                     and Chief Executive Officer

                              ENVIRONMENTAL OPPORTUNITIES
                              FUND, L.P.

                                        By: Environmental Opportunities
                                            Management Company, L.L.C.,
                                            General Partner

                                   /s/ Bruce R. McMaken
                              By:___________________________________
                                     Name: Bruce R. McMaken
                                     Title:   Manager

                              ENVIRONMENTAL OPPORTUNITIES
                              FUND (CAYMAN), L.P.

                                    By: Environmental Opportunities
                                       Management Company, L.L.C.,
                                       General Partner

                                   /s/ Bruce R. McMaken
                              By:___________________________________
                                     Name: Bruce R. McMaken

                                     Title:    Manager

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SMITH BARNEY INC.
CIBC OPPENHEIMER CORP.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
PACIFIC GROWTH EQUITIES, INC.

By:  SMITH BARNEY INC.

     /s/ Bruce Cummings
By:___________________________________
      Name:
      Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                  UNDERWRITERS


                                             Number of
                                           Underwritten
Name                                      Securities to be
                                             Purchased
---------------------------------------   ----------------
Smith Barney Inc.                            3,150,000

CIBC Oppenheimer Corp.                       1,800,000

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated            1,800,000

Pacific Growth Equities, Inc.                  750,000
                                             ---------
   Total                                     7,500,000

                                  SCHEDULE II

                              SELLING STOCKHOLDERS


                               Number of Underwritten
Selling Stockholders           Securities to be Sold
-----------------------------  ----------------------
Environmental Opportunities
 Fund, L.P.
c/o Sanders Morris Mundy
3100 Chase Tower
Houston, TX  77002
713-250-4294 (fax)............                444,850

Environmental Opportunities
 Fund (Cayman), L.P.
c/o Sanders Morris Mundy
3100 Chase Tower
Houston, TX  77002
713-250-4294 (fax)............                 55,150

                                  SCHEDULE III

                           FORM OF LOCK-UP AGREEMENT



                      Eastern Environmental Services, Inc.
                      Public Offering of ______Securities
                                of Common Stock



                                                                          , 1998

Smith Barney Inc.
CIBC Oppenheimer Corp.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Pacific Growth Equities, Inc.
  As Representatives of the several Underwriters, c/o Salomon Smith Barney
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

  The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Securities") of Common Stock, par value $.01 per share (the "Common Stock"), of Eastern Environmental Services, Inc. ("EESI") and that the Underwriters propose to reoffer the Securities to the public.

  In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc. the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 120 days after the date of the Underwriting Agreement relating to the offering of the Securities to the public by the Underwriters, except that the undersigned may make gifts of such securities to members of the undersigned's "immediate family" (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) or transfer such securities to one or more trusts established for the benefit of members of the undersigned's immediate family; provided, that any such transferee agrees in writing to be bound by the terms
--------
hereof. Notwithstanding the foregoing, nothing herein shall prohibit the undersigned from exercising any options granted to the undersigned under any Company stock option or other benefit or incentive plan or warrants held by the undersigned so long as the shares of Common Stock underlying such options or warrants are held subject to the terms of this letter.

  The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

  In furtherance of the foregoing, EESI and American Stock Transfer and Trust Company, its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

  It is understood that, if the Underwriting Agreement does not become effective in accordance with its terms on or before _____________________________, 1998 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, this letter agreement shall become null and void and of no further force or effect.

                                        Very truly yours,


                                        --------------------------------------
                                        [Name of Signatory]

                                  SCHEDULE IV

                            DESIGNATED ACQUISITIONS



Brambles USA

Brambles Waste Services, Inc.

Atlantic Waste Disposal, Inc.

Atlantic of New York, Inc.

Atlantic Transportation Services, Inc.

Atlantic Collection, Inc.

City of Bethlehem Landfill

Chesser Island Road Landfill, Inc.

Kimmins Corp.

Transcor Waste Services, Inc.

Kimmins Recycling Corp.

                                   SCHEDULE V

                                  SUBSIDIARIES

SUBSIDIARY                                         STATE OF INCORPORATION
-------------------------------------------------  ----------------------

Allied Waste Services, Inc.                        Delaware
Eastern Waste of New York, Inc.                    Delaware
Super Kwik, Inc.                                   Pennsylvania
R & A Bender, Inc.                                 Pennsylvania
Eastern Waste of L.I., Inc.                        Delaware
Eastern Container Corporation                      Delaware
Apex Waste Services, Inc.                          Pennsylvania
Eastern Environmental Services of Indiana, Inc.    Delaware
Eastern Transfer of New York, Inc.                 Delaware
Soil Remediation of Philadelphia, Inc.             Delaware
Pine Grove, Inc.                                   Delaware
Pine Grove Hauling, Inc.                           Pennsylvania
Pine Grove Landfill, Inc.                          Pennsylvania
Hamm's Sanitation, Inc.                            New Jersey
H.S.S. Inc.                                        New Jersey
Kelly Run Sanitation Inc.                          Pennsylvania
Hudson Jersey Sanitation Co.                       New Jersey
West Milford Haulage, Inc.                         New Jersey
Specialized Recycling Technologies                 New Jersey
Frank Stamato & Co.                                New Jersey
Eastern Recycling of New Jersey, Inc.              Delaware
Eastern Waste of New Jersey, Inc.                  Delaware
Ecology Systems, Inc.                              New Jersey
Tactical Management, Inc.                          New Jersey
Transpro, Inc.                                     New Jersey

                                  SCHEDULE VI

                                  SUBSIDIARIES

                                                                      STATE OF
COUNSEL                                     SUBSIDIARY             INCORPORATION
--------------------------------  -------------------------------  -------------
Jackson & Kelly                   S & S Grading, Inc.              West Virginia

Walton & Vance                    Pulaski Grading, Inc.            Kentucky
                                  Bluegrass Containment, Inc.

Varnum Riddering Schmidt &        Olney Sanitary System, Inc.      Illinois
 Howlett LLP
                                  S & S Grading of Illinois, Inc.

Sherrill & Roof L.L.P.            Carolina Grading, Inc.           South Carolina

Carlton, Fields, Ward,            Bayside of Marion, Inc.          Florida
 Emmanuel, Smith & Cutler, PA
                                  Eastern Environmental Services
                                  of Florida, Inc.
                                  Waste Services of South
                                  Florida, Inc.
                                  Waste-X Services, Inc.

Phillips Nizer Benjamin Krim &    Donno Company, Inc.              New York
 Ballon
                                  Residential Services, Inc.
                                  Suffolk Waste Systems, Inc.
                                  N.R.T. Realty Corp.

Lynowes and Blocher LLP           Pappy, Inc.                      Maryland
                                  Hartford Disposal, Inc.